UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 30, 2018

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On April 30, 2018, RGC Resources, Inc. ("Resources" or the "Company") entered into a Change in Control Agreement with each of Mr. John S. D'Orazio, Mr. Paul W. Nester, Mr. Robert L. Wells, II and Mr. Carl J. Shockley, Jr. ("covered Executives" or individually referred to as "Executive") that provides certain benefits to each in the event of a "Change in Control." These agreements are effective May 1, 2018 and replace agreements that expired on April 30, 2018. For the purposes of each agreement, a "Change in Control" occurs when (i) any person, corporation, partnership or other entity becomes the beneficial owner, directly or indirectly, of securities representing 50 percent or more of the combined voting power of the Company's voting securities; (ii) any other corporation or entity becomes the beneficial owner, directly or indirectly, of at least 50% of the voting securities of the surviving entity following a merger, recapitalization, reorganization, consolidation or sale of assets by the Company; (iii) the consummation of the sale or disposition of substantially all of its assets; or the shareholders of the Company approve or the Board of Directors approves a plan of complete dissolution or liquidation of the Company except for a liquidation into a parent corporation. If a Change in Control occurs, the vesting periods of any equity awards or incentives held by covered Executives shall be accelerated without limitation.
In the event that any of the covered Executive's employment with the Company is terminated within 90 days prior to or within 24 months from a Change in Control, unless the termination is (a) because of the Executive's death or disability, (b) for Cause (as defined in the agreement) or (c ) by the Executive other than for Good Reason (as defined in the agreement), then the Executive will receive a severance payment equal to 2.0 times his average annualized cash compensation based upon the annual rate of pay for the prior taxable year. This severance payment will be reduced to the extent necessary to avoid certain federal excise taxes. Also, in such event, the Company will continue the Executive's life insurance, medical, health and accident and disability plans, programs or arrangements until the earlier of 24 months after the date of the Change in Control, his death, or the Executive's full-time employment. The agreement does not require any of the covered Executives to seek employment to mitigate any payments or benefits provided thereunder. Mr. D'Orazio is President and CEO of the Company. Mr. Nester is Vice President, Secretary, Treasurer and CFO of the Company. Mr. Wells is Vice President of Information Technology. Mr. Shockley is Vice President of Resources' natural gas subsidiary, Roanoke Gas Company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARANGEMENTS OF CERTAIN OFFICERS.

(e) Compensatory Arrangements of Certain Officers

The information required by this Item 5.02 is set forth in Item 1.01 above in respect of Mr. D'Orazio's, Mr. Nester's, Mr. Well's and Mr. Shockley's Change in Control Agreement, which are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

10.1	Change in Control Agreement between RGC Resources, Inc. and Mr. John S. D'Orazio effective May 1, 2018.
10.2	Change in Control Agreement between RGC Resources, Inc. and Mr. Paul W. Nester effective May 1, 2018.
10.3	Change in Control Agreement between RGC Resources, Inc. and Mr. Robert L. Wells, II effective May 1, 2018.
10.4	Change in Control Agreement between RGC Resources, Inc. and Mr. Carl J. Shockley, Jr. effective May 1, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: May 1, 2018	By:	/s/ Paul W. Nester

Paul W. Nester
Vice President, Secretary, Treasurer and CFO